SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                            SILVERADO FINANCIAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3) Filing Party:

--------------------------------------------------------------------------------

4) Date Filed:

--------------------------------------------------------------------------------

________________________________________________________________________________

                            SILVERADO FINANCIAL, INC.
                         5976 West Las Positas Boulevard
                              Pleasanton, CA 94588


January __, 2006

To our Shareholders:

     Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors and the holders of the majority of the voting power (the "majority shareholders") of SILVERADO FINANCIAL, INC.:

     Approving an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 100,000,000 and to increase the number of authorized shares of our preferred stock from 1,000,000 to 5,000,000.

     The majority shareholders and our Board of Directors have also authorized our officers to fix the record date for the changes to our Articles of Incorporation and to execute documents and take other action as is necessary to effect the authorized action.

     The written consent of the majority shareholders assures that the above action will occur without your vote. Your vote is not required to approve this action, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the action that has been taken.



                                           Very truly yours,

                                           SILVERADO FINANCIAL, INC.

                                           /s/ John Hartman
                                           ------------------------
                                           John Hartman
                                           President and Chief Executive Officer

________________________________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              INFORMATION STATEMENT

                            SILVERADO FINANCIAL, INC.
                         5976 West Las Positas Boulevard
                              Pleasanton, CA 94588

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about February 6, 2006 to the holders of record as of the close of business on February 9, 2006 (the "Record Date") of the common stock of SILVERADO FINANCIAL, INC.
("Silverado," "we," or "us" or the "Company"). Our Board of Directors has approved, and a total of 36 shareholders owning 9,992,153 shares of our common stock outstanding as of June 1, 2005 and also as of July 7, 2005 and two shareholders, owning all of our preferred stock, have consented in writing to, the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and our preferred stock and are sufficient under the Nevada General Corporation Law and our Articles of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other shareholders of SILVERADO FINANCIAL, INC. for a vote. This Information Statement is being furnished to shareholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated there under, including Regulation 14C.

     The date of the Information Statement is February 6, 2006.

GENERAL

     We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

     We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

            SILVERADO FINANCIAL, INC.
            5976 West Las Positas Boulevard
            Pleasanton, CA 94588
            Telephone No.:  (925) 227-1500

     Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING SHAREHOLDERS

     Pursuant to our Bylaws and the Nevada General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. Our Articles of Incorporation do not authorize cumulative voting. As of the Record Date, we had 19,835,524 shares of common stock and 100,000 shares of preferred stock outstanding. Each share of common stock is entitled to one (1) vote and each share of preferred stock is entitled to one (1) vote. Of the total potential 19,835,524 common share votes, more than 50%, or 9,917,762, is required to pass any stockholder resolution. The consenting majority shareholders of SILVERADO FINANCIAL, INC. are the owners of 9,992,153 shares of common stock and 100,000 shares of preferred stock representing a total of 50.4% of the total voting power of the common stock and 100% of the total voting power of the preferred stock as of the Record Date. Pursuant to NRS 78.320(2), the consenting majority shareholders of both the common and preferred stock voted in favor of the actions described herein in written consents dated June 1, 2005 through July 7, 2005. The consenting shareholders' names and shares voted are as follows:

                                                 Shares of
                        Name of   Percent of  Preferred Stock   Percent of
                     Consenting  Outstanding     Voted by       Outstanding
                     Stockholder Common Stock     Consent      Preferred Stock
--------------------------------------------------------------------------------
John Hartman (1)         729,452        3.7

Sean Radetich (2)        835,046        4.2

Albert Golusin         1,276,442        6.4

Peter Barkman            683,662        3.5

Richard E. Hartman       596,000        3.0

David Kahn               587,000        3.0

Uwe Walctzko             466,000        2.3

Michael Graganni         334,000        1.7

Dominick M. Conti         60,000        0.3

V. A. Bishop             200,000        1.0

Alix Holloway            150,000        0.8

Mark Stream              185,714        0.9

Michael Thorp            245,000        1.2

George Gummow            261,662        1.3

Alex F. Bentley            4,400        0.0

Stephen Hohener          455,000        2.3

Fred Murowski, Jr.       270,507        1.4

Jerry Berkson            306,200        1.5

Gerald Coulter            30,000        0.2

Kelly D. Hartley          47,000        0.2

Jerry D. Hartley          10,000        0.1

Jacquelyn Hartley        112,000        0.6

                                                 Shares of
                        Name of   Percent of  Preferred Stock   Percent of
                     Consenting  Outstanding     Voted by       Outstanding
                     Stockholder Common Stock     Consent      Preferred Stock
--------------------------------------------------------------------------------
Martin Fisher            150,000        0.8

Shahla Radetich           57,000        0.3

James Radetich            35,000        0.2

Diane Lipska             125,000        0.6

Ben Lipska                90,000        0.5

Steven Nelson            285,714        1.4          50,000             50

Melanie So               100,000        0.5

Russell R. Ford          285,714        1.4          50,000             50

Duane Sherry             200,000        1.0

Thomas Melillo           200,640        1.0

Lee Peter Stamboller     140,000        0.7

Robert Krushnisky        285,000        1.4

Odyssey Advisors, LLC    153,000        0.8

Lynn Rett                 40,000        0.2

                    ------------------------------------------------------------
Total                  9,992,153       50.4         100,000(3)         100

(1) John Hartman is the President and Chief Executive Officer and a member of the Board of Directors of SILVERADO FINANCIAL, INC.

(2) Mr. Radetich is the Executive Vice-President and Chief Operating Officer and a member of the Board of Directors of SILVERADO FINANCIAL, INC.

(3) The 100,000 preferred shares are convertible into an undetermined number of common shares, which will be issued during January 1-15, 2006 pursuant to the mandatory conversion provision of our Series C preferred stock. The 100,000 shares of our Series C preferred stock must be converted into $1,000,000 of our common stock valued at the closing price on the day during such time period on which the preferred shareholders elect to convert. Assuming the Company's closing stock price on the conversion day is $0.10 per share, the Series C preferred stock would be converted into 10,000,000 shares of the Company's common stock. In addition, if CoreOne's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the year 2005 are more than $900,000, then the dollar amount of the Company's common stock upon conversion will increase $1.50 for each dollar of increased EBITDA over $900,000.


PROPOSALS BY SECURITY HOLDERS

     None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the ownership of our common stock and preferred stock as of December 31, 2005 with respect to:
(i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and
(iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of June 1, 2005 and as of July 7, 2005, there were: 19,835,524 shares of common stock and 100,000 shares of preferred stock outstanding. Each share of preferred stock is convertible into an undetermined number of common shares, which will be issued in during January 1-15, 2006 pursuant to the mandatory conversion provision of our Series C preferred stock. The 100,000 outstanding shares of our Series C preferred stock must be converted into $1,000,000 of our common stock valued at the closing price on the day during such time period on which the preferred shareholders elect to convert. Assuming the Company's closing stock price on the conversion day is $0.10 per share, the Series C preferred stock would be converted into 10,000,000 shares of the Company's common stock. In addition, if CoreOne's earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the year 2005 are more than $900,000, then the dollar amount of the Company's common stock upon conversion will increase $1.50 for each dollar of increased EBITDA over $900,000.

     We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them.

     Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this report, including shares which may be acquired upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this report, have been exercised or converted.


                                                                      Percent of     Preferred      Percent of
Name and Address of                                     Common       Outstanding       Stock        Outstanding
Beneficial Owner and Relationship to the Company         Stock       Common Stock                 Preferred Stock

-------------------------------------------------- --------------------------------------------------------------
John Hartman                                         1,685,543(2)       8.1(2)
5976 West Las Positas Boulevard
Pleasanton, CA 94588
President, CEO, and Director

Sean Radetich                                        1,534,193(3)       7.5(3)
5976 West Las Positas Boulevard
Pleasanton, CA 94588
Executive Vice-President, COO, and Director

Russell Ford                                         5,285,712(4)      21.3(4)       50,000(1)          50
5976 West Las Positas Boulevard
Pleasanton, CA 94588
Vice-President, Eastern Regional Manager, and
Director

George Bell                                                0              0
5976 West Las Positas Boulevard
Pleasanton, CA 94588
Independent Director

Robert G. Krushnisky                                    285,000          1.4
92 English Bluff Road
Tsawwassen, British Columbia
Canada V4M 2M4
Independent Director

                                                     -------------   -----------    ------------   ------------
Directors and Executive Officers
as a group (-5-persons)                                8,790,448         33.2          50,000           50

Albert Golusin                                         1,276,442         6.4           50,000           50
668 N. 44th Street, Suite 233
Phoenix, Arizona 85008

     (1) These preferred shares will be converted into an undetermined number of common shares, which will be issued during the period January 1 through January 15, 2006 pursuant to the mandatory conversion provision of our Series C preferred stock. The 100,000 shares of our Series C preferred stock (of which Russell Ford owns 50,000 shares) must be converted into $1,000,000 of our common stock valued at the closing price on the day during such time period on which the preferred shareholders elect to convert. Assuming the Company's closing stock price on the conversion day is $0.10 per share, the Series C preferred stock would be converted into 10,000,000 shares of the Company's common stock. In addition, if CoreOne's earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the year 2005 are more than $900,000, then the dollar amount of the Company's common stock upon conversion will increase $1.50 for each dollar of increased EBITDA over $900,000.

     (2) This includes the 956,091 shares that are owed to him by the Company, but have not been issued.

     (3) This includes the 699,147 shares that are owed to him by the Company, but have not been issued.

     (4) This assumes that his 50,000 shares of Series C preferred stock (which must be converted into the Company's common stock during January 1-15,
          2006) are converted into 5,000,000 shares of the Company's common stock, based on the assumption that the closing price on the day he elects to convert is $0.10 per share.

     NOTICE TO SHAREHOLDERS OF WRITTEN RESOLUTION BY MAJORITY SHAREHOLDERS AUTHORIZING AN INCREASE IN THE COMPANY'S AUTHORIZED COMMON AND PREFERRED STOCK

     The following action was taken based upon the unanimous recommendation by our Board of Directors and the Resolution Without Meeting of Shareholders to Increase the Number of Authorized Shares of Silverado Financial, Inc., attached hereto as Exhibit A.

AMENDMENT TO ARTICLES OF INCORPORATION

     The Board of Directors unanimously adopted, and the consenting majority shareholders also adopted, and approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 20,000,000 shares to 100,000,000 shares and to increase the number of authorized preferred stock from 1,000,000 shares to 5,000,000 shares (the "Amendment").

Increase in Authorized Shares

     Pursuant to NRS 78.320(2) the Board of Directors proposed that the shareholders authorize the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares with a par value of $0.001 per share to 100,000,000 shares with a par value of $0.001 and an increase of the authorized preferred shares from 1,000,000 to 5,000,000 with a par value of $0.20 per share. The purpose of the proposed increase is to permit the Company to issue shares for the Company's May 2005 acquisition of Core One Mortgage and potential future acquisitions, employee stock incentive programs and raising additional capital to fund growth. Silverado Financial's Board of Directors unanimously approved the proposed increase to the authorized shares on April 8, 2005.

     The Board believes that the proposed increase to the authorized common and preferred stock will help continue the current growth and provide management with the necessary shares to acquire additional companies, which management believes will increase shareholder value; provide shares as incentives to employees for meeting and/or exceeding growth goals and provide shares for flexibility in financing current and future growth of the underlying mortgage business.

     As of June 1, 2005 and also as of July 7, 2005, 19,835,524 common shares are issued and outstanding out of the 20,000,000 authorized, and 100,000 preferred shares are issued and outstanding out of a total authorization of 1,000,000 shares.

     Unless deemed advisable by the Board, no further shareholder authorization would be sought for the issuance of such additional authorized shares. Such shares could be used for general corporate purposes, including future financings or acquisitions. Except as noted above, but not limited to, the Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.

     We believe that an increase in the number of authorized shares of our common stock and preferred stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our shareholders' best interests. A total of 100,000,000 additional authorized shares of common stock and 5,000,000 additional authorized shares of preferred stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our capital stock. Immediately following this increase, the Company will have approximately 80,200,000 shares of common stock authorized but unissued and available for issuance and approximately 4,900,000 shares of preferred stock authorized but unissued and available for issuance.

     The remaining authorized but unissued shares of our common stock and preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions or as compensation for services, or pursuant to employment agreements; such as 300,000 shares which may be issued to Russell Ford pursuant to the incentive stock bonus provision of his employment agreement with the Company, and the 956,091 shares owing to John Hartman and the 699,147 shares owed to Sean Radetich. .

     Our Board of Directors will be able to authorize the issuance of shares for any such above transactions without the necessity, and related costs and delays, of either calling a special shareholders' meeting or waiting for a regularly scheduled meeting of shareholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders for their approval notwithstanding that we may have the requisite number of voting shares to consummate the transaction without such stockholder approval.

     The Amendment is not intended to have any anti-takeover effect. However, our shareholders should note that the availability of additional authorized and unissued shares of common stock and preferred stock could make any attempt to gain control of our Company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock and preferred stock could be issued by the Board of Directors to dilute the percentage of common stock and preferred stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving our Company. We have no present intention to use the increased authorized common stock and preferred stock for anti-takeover purposes.

     The text of the Amendment is attached to this Information Statement as Exhibit B. The Amendment will become effective once it is filed with the Secretary of State of Nevada. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement to our shareholders.

     Upon filing the Amendment with the Secretary of State of Nevada, our authorized shares of common stock will increase from 20,000,000 shares to 100,000,000 shares and our authorized preferred stock will increase from 1,000,000 to 5,000,000 shares.

Executive Compensation

     Summary Compensation Table

     The following table provides summary information for the fiscal years 2004, 2003 and 2002 concerning cash and non-cash compensation paid or accrued by us to, or on behalf of, John Hartman, our president and chief executive officer and Sean Radetich our Executive Vice-President and chief operating officer. No other officer earned more than $100,000 during the period. Summary Compensation Table Annual Compensation Awards Payouts


                                               Summary Compensation Table
                                           Annual Compensation             Awards        Payouts
                                     ------------------------------------- ----------- ----------------
                                                                                         Securities
                                                                          Restricted    Underlying
Name and Principal Position   Year   Salary ($)            Other Annual      Stock      Options/LTIP       All Other
                                         (1)    Bonus     Compensation      Awards     SARs Payouts    Compensation(1)
John Hartman,
President, CEO, and
Chief Executive Officer       2002            0    0            0              0              0
                              2003     $105,000    0            0              0              0
                              2004     $120,000    0            0              0              0
Sean Radetich, Executive
Vice-President, and Chief     2002            0    0            0              0              0
Operating Officer
                              2003      $33,000    0            0              0              0
                              2004      $99,000    0            0              0              0


(1) During 2002 Mr. Hartman received 238,610 restricted common shares at a trading value of $15,000. During 2003, he received 503,913 restricted common shares at a trading value of $105,000, and for 2004 he is owed 956,091 restricted common shares. During 2003 Mr. Radetich received 137,014 restricted common shares at a trading value of $33,000, and for 2004 he is owed 699,147 restricted common shares.

Employment Agreements

     Except for Russell Ford, who is a Director and Vice-President and Eastern Regional Manager (and also President of the Company's CoreOne Mortgage, Inc. subsidiary), there are no employment agreements with any officers or directors of the Company. Russell Ford's at will employment agreement provides for a base yearly salary of $120,000 plus (a) commissions of 3% and 0.5%, based on gross income and loans closed from offices under his supervision, respectively, (b) 40% of gross commission on all self-generated business, and (c) up to 300,000 shares of the Company's common stock pursuant to the incentive stock bonus provision of such agreement.

Stock Options

     There were no stock options granted to executive officers during the fiscal year ended December 31, 2004 and there was no exercise of stock options during the last completed fiscal year by the executive officers.

Audit Committee

     We do not have an audit committee. Our entire Board of Directors serves as our audit committee. As we add directors to our board, we plan to consider the formation of an audit committee. We have no other committees of the Board of Directors.

Compensation of Directors

     The Company compensates all independent directors $500 for each meeting attended. George Bell and Robert G. Krushnisky are the Company's independent directors. The amount is paid in Common shares, the price of which is determined by the average closing price of the Common stock during the month in which the meeting is held. No compensation is paid to any employee-director for attendance at any meeting or any other services provided as a director.

Interests of Certain Persons

     No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the shareholders of the Company.

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, N.E., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

     Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ John Hartman
-------------------
John Hartman
President and Chief Executive Officer
January  _, 2006
Pleasanton, CA 94588

________________________________________________________________________________